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Exhibit 23.1: Consent of Ernst & Young LLP, Chartered Accountants



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated February 28, 2001 (except for notes 1 and 12 which are as of May 9, 2001) in the Registration Statement (Form S-1) and related Prospectus of Voice Mobility International, Inc. for the registration of 9,750,000 shares of Common Stock and Share Warrants to acquire 3,250,000 shares of Common Stock.


                                                        /s/ ERNST & YOUNG LLP
Vancouver, Canada,
May 10, 2001                                            Chartered Accountants


                                      C-27